Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Quaint Oak Bancorp, Inc.
Southampton, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2009, relating to the consolidated financial statements of Quaint Oak Bancorp, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
/s/ Beard Miller Company LLP

Beard Miller Company LLP
Allentown, Pennsylvania
May 8, 2009